Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Willis Towers Watson Public Limited Company (the ‘Company’), pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the ‘Exchange Act’) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•
The Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2024 (the ‘Report’) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Exchange Act; and
•
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 31, 2024

/s/ Carl A. Hess
Carl A. Hess
Chief Executive Officer

/s/ Andrew J. Krasner
Andrew J. Krasner
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.